Exhibit 10.2

Dated 13 August 2001

CAPITAL BUSINESS PARKS GLOBESIDE LIMITED

and

ICON CLINICAL RESEARCH (UK) LIMITED

and

ICON PLC

LEASE

of
Building Two
at
Globeside Business Park
Marlow, Buckinghamshire

LEASE PARTICULARS

1	Date	:	13 August 2001

2	Parties

2.1	Landlord	:	Capital Business Parks Globeside Limited (Company number 3808246) whose registered office is at Portland House, Stag Place, London SW1E 5DS

2.2	Tenant	:	Icon Clinical Research (UK) Limited (Company number 02541764) whose registered office is at Kings Court, The Broadway, Winchester, Hampshire, SO23 9BE

2.3	Guarantor	:	ICON Plc (Company number 145835) whose registered office is at South County Business Park, Leopardstown, Dublin 18, Ireland

3	Premises	:	the land and building known as Building Two, Globeside Business Park and shown for the purposes of identification edged red on the plan annexed

4	Contractual Term	:	16 years from and including the date hereof

5	Principal Rent	:	£988,350 per annum subject to increase in accordance with the Second Schedule

6	Rent Commencement Date	:	The date 9 calendar months after the earlier of the:

(i) date hereof; and
(ii) date the Tenant occupies the Premises

7	Review Dates	:	• of • 2006 and every fifth anniversary of it

8	Permitted Use	:	offices within Class B1(a) or (b) of the 1987 Order

[SURVEY]

This Lease made on the date and between the parties specified In the Particulars Witnesses as follows:

1	Definitions

In this Lease unless the context otherwise requires:

Access Road means the roads from Fieldhouse Lane leading to and from the Estate (to the extent they are not adopted);

Adjoining Property means any adjoining or neighbouring premises in which the Landlord and/or Management Company holds or shall at any time during the Term hold a freehold or leasehold interest;

Arbitration means arbitration in accordance with Clause 8.4;

Base Rate means the base rate from time to time of Barclays Bank PLC or (if not available) such comparable rate of interest as the Landlord shall reasonably require;

Carparking Area means either or both of the areas over which the Tenant has been granted rights to park private motor vehicles under Clause 6, Part I of the First Schedule;

Conduit means any existing or future media for the passage of subs lances or energy and any ancillary apparatus attached to them and any enclosures for them;

Contractual Term means the term specified In the Particulars;

Encumbrances means the obligations and encumbrances contained or referred to in the documents specified in Part III of the First Schedule to the extent that they affect the Premises;

Estate means the freehold land known or to be known as Globeside Business Park and the buildings from time to time standing on it shown edged blue on the plan annexed together with any other adjoining land which is incorporated into Globeside Business Park;

Estate Common Areas means the following parts of the Estate which are or are intended to be for the benefit or amenity of all the owners and occupiers of the Estate:

(i) the main roads, footpaths, pedestrian areas and cycle ways, road lighting, road signs and signals;

(ii) any water features irrigation systems, landscaped areas and other amenities;

(iii) any part of the Estate reserved for the housing of machinery or equipment in connection with or required for the provision of any of the Estate Services;

(iv) any estate management office, landscape compound or ancillary buildings;

(v) all Conduits, balancing ponds and other things related to services in upon over or under or serving the Estate;

(vi) all party structures, boundary walls, railings and fences of (or used In common with the owners of any premises adjoining or neighbouring) the Estate;

(vii) all signage; and

(viii)
all other areas or amenities on the Estate or outside the Estate but serving or otherwise being for the benefit of the Estate as a whole which are from time to time provided or designated for the common amenity or benefit of the owners or occupiers of the Estate;

Estate Services means the services provided or procured by the Landlord in relation to the Estate (excluding the Phase) as set out In Part II of the Fourth Schedule;

Estate Signage Policy means the estate signage policy in Annexure t as varied from time to time by the Landlord and/or the Management Company;

Financial Criteria means the unqualified audited accounts for three consecutive years (none of which shall be for a year earlier than the date of this Deed) of the Tenant or .proposed assignee (as the case may be) showing

(i) net profile before tax of at least three times the Principal Rent; and

(ii) net assets of at least ten times the Principal Rent

Future D means the land known as Future D and shown for the purposes of identification only, shaded brown on the plan annexed;

Group Company means a company which is a member of the same group of companies within the meaning of Section 42 of the Landlord and Tenant Act 1954;

Guarantor means the person so named in the Particulars and in the case of an individual includes his personal representatives;

Insured Risks means fire, lightning, earthquake, explosion, terrorism, aircraft (other then hostile aircraft) and other aerial devices or articles dropped therefrom, riot, civil commotion, malicious damage, storm or tempest, bursting or overflowing of water tanks apparatus or pipes, flood and impact by road vehicles (to the extent that insurance against such risks may ordinarily be arranged with an insurer of good repute) and such other risks or insurance as may from time to time be required by the Landlord (subject in all cases to such exclusions and limitations as may he imposed by the insurers), and Insured Risk means any one of them;

Landlord means the person so named in the Particulars and includes any other person entitled to the immediate reversion to this Lease;

Landlord’s Surveyor means the Landlord’s Surveyor or managing agent (who may be an employee of the Landlord);

Lease means this lease and any document supplemental to it or entered into pursuant to it;

Management Company means Globeside Business Park Management Limited (Company No 3940945) the company formed to provide the Services and whose shares are or will be owned by the freehold and/or long leasehold owners for the time being of the whole or parts of the Estate;

Method Statement means the method statement in Annexure 2;

Particulars means the descriptions and terms on the page headed Lease Particulars which form part of this Lease;

Planning Acts means the Town and Country Planning Act 1990, the Planning (Listed Buildings and Conservation Areas) Act 1990, the Planning (Hazardous Substances) Act 1990 and the Planning (Consequential Provisions) Act 1990;

Premises means the premises described in the Particulars and includes any part of them any alteration or addition to them and any fixtures and fittings, plant and machinery in or on them;

Premises Specification means the specification in Annexure 3;

Principal Rent means the rent stated in the Particulars;

Quarter Days means 25 March, 24 June, 29 September and 25 December in every year and Quarter Day means any of them;

Service Charge means the service charge as specified in the Fourth Schedule;

Services means the Estate Services;

Subletting Unit means part of the Premises consisting of a whole floor or part of a floor PROVIDED that no floor shall consist of more than two subletting units and there shall not be more then four occupations of the Premises at any one time;

Superior Landlord means the person entitled to the immediate reversion to the Superior Lease;

Superior Lease means the lease specified in Part IV of the First Schedule under which the Landlord holds the Premises;

Supplemental Lease means the Supplemental Lease in Annexure 4;

Tenant means the person so named in the Particulars and includes its successors in title;

Term means the Contractual Term together with any continuation of the term or the tenancy (whether by statute, common law holding over or otherwise);

VAT means Value Added Tax and any similar tax substituted for it or levied in addition to it;

1987 Order means the Town and Country Planning (Use Classes) Order 1987 (as originally made);

1995 Act means the Landlord and Tenant (Covenants) Act 1995.

2	Interpretation

In this Lease unless the context otherwise requires:

2.1	If the Tenant or the Guarantor is more than one person then their covenants are joint and several;

2.2	Any reference to a statute includes any modification extension or re-enactment of it and any orders, regulations, directions, schemes and rules made under it;

2.3	Any covenant by the Tenant not to do any act or thing includes an obligation not to permit or suffer such act or thing to be done;

2.4
If the Landlord reserves rights of access or other rights over or in relation to the Premises then those rights extend to the Management Company and persons authorised by it and to the Superior Landlord and persons authorised by the Superior Landlord;

2.5
Where any provision in this Lease requires the consent or approval of the Landlord such provision shall be construed as also requiring the consent or approval of the Superior Landlord where such consent or approval is required by the terms of the Superior Lease but nothing in this Lease shall be construed as implying that the Superior Landlord may not unreasonably refuse any such consent or approval;

2.6	References to the act or default of the Tenant include acts or default or negligence of any undertenant or of anyone at the Premises with the Tenant’s or any undertenant’s permission or sufferance;

2.7	The Index and Clause headings in this Lease are for ease of reference only;

2.8	References to the last year of the Term shall mean the twelve months ending on the expiration or earlier termination of the Term;

2.9	The perpetuity period applicable to this Lease shall be the Term or 80 years from the commencement of the Term (whichever is the shorter);

2.10	References to Costs include all liabilities, claims, demands, proceedings, damages, losses and proper costs and expenses.

3	Demise and Rents

The Landlord DEMISES the Premises to the Tenant for the Contractual Term TOGETHER WITH the rights set out in Part I of the First Schedule, EXCEPT AND RESERVING as mentioned In Part II of the First Schedule subject to all rights enjoyed by the owners or occupiers of any neighbouring property over the Premises and subject to and with the benefit of the Encumbrances, the Tenant paying by way of rent during the Term without any deduction counterclaim or set off the:

3.1
Principal Rent and any VAT by equal quarterly payments in advance on the Quarter Days to be paid by Banker’s Standing Order if the Landlord so requires, the first payment for the period from and including the Rent Commencement Date to (but excluding) the next Quarter Day to be made on the Rent Commencement Date;

3.2	Service Charge and any VAT at the times and in the manner set out in the Fourth Schedule;

3.3	following amounts and any VAT:

	3.3.1	the sums specified in Clauses 4,2 and 4.5;

	3.3.2	the sums specified In Clause 6.2.1;

	3.3.3	all Costs incurred by the Landlord as a result of any breach of the Tenant’s covenants in this Lease;

	3.3.4	the sums specified in Clause 7.2.

4	Tenant’s covenants

The Tenant covenants with the Landlord throughout the Term, or until released pursuant to the 1995 Act, as follows:

4.1	Rents

To pay the rents reserved by this Lease on the due dates;

4.2	Interest

If the Landlord does not receive any sum due to it by the due date to pay within 7 days of written demand interest on such sum at 4 per cent above Base Rate (compounded on the Quarter Days) from the due date until payment (both before and after any judgment), provided this Clause shall not prejudice any other right or remedy for the recovery of such sum;

4.3	Outgoings

To pay all existing and future rates, taxes, charges, assessments and outgoings in respect of the Premises (whether assessed or imposed on the owner or the occupier), except any tax (other than VAT) arising as a result of the receipt by the Landlord of the rents reserved by this Lease and any tax arising on any dealing by the Landlord with its reversion to this Lease;

4.4	VAT

	4.4.1	Any payment or other consideration to be provided to the Landlord is exclusive of VAT, and the Tenant shall in addition pay any VAT chargeable on the date the payment or other consideration is due;

	4.4.2	Any obligation to reimburse or pay the Landlord’s expenditure extends to irrecoverable VAT on that expenditure, and the Tenant shall also reimburse or pay such VAT;

	4.4.3	The Landlord shall provide to the Tenant within five days of receipt by the Landlord of any VAT payable under this Lease a valid VAT invoice addressed to the Tenant.

4.5	Utilities and Common Facilities

To pay for all gas, electricity, water, telephone and other utilities used on the Premises, and all charges for meters and all standing charges, and a fair proportion of any joint charges as determined by the Landlord’s Surveyor;

4.6	Repair

4.6.1
Subject to Clause 7.1, to keep and maintain the Premises in good and substantial repair and condition (damage by the Insured Risks excepted save to the extent that Insurance moneys are irrecoverable as a result of the act or default of the Tenant);

	4.6.2	To make good any disrepair for which the Tenant is liable within 2 months after the date of written notice from the Landlord (or sooner if the Landlord reasonably requires);

	4.6.3	It the Tenant falls to comply with any such notice the Landlord may enter and carry out the work and the cost shall be reimbursed by the Tenant on demand as a debt;

	4.6.4	To enter into maintenance contracts with reputable contractors for the regular servicing of all plant and equipment serving only the Premises;

4.7	Decoration

	4.7.1	To clean, prepare and paint or treat and generally redecorate all:

(i) external parts of the Premises in every third year and in the last year of the Term;

(ii) internal parts of the Premises in every fifth year and in the last year of the Term;

	4.7.2	All the work described in Clause 4.7.1 is to be carried out in:

(i) a good and workmanlike manner to the Landlord’s reasonable satisfaction; and

(ii) colours which (if different from the existing colour) are first approved in writing by the Landlord (approval not to be unreasonably withheld or delayed);
4.8	Cleaning

	4.8.1	To keep the Premises clean, tidy and free from rubbish;

	4.8.2	To clean the inside and outside of windows and any washable surfaces at the Premises as often as reasonably necessary;

4.9	Overloading

Not to overload the floors, ceilings or structure of the Premises or any plant machinery or electrical installation serving the Premises;

4.10	Conduits

To keep the Conduits in or serving the Premises clear and free from any noxious, harmful or deleterious substance, and to remove any obstruction and repair any damage to the Conduits as soon as reasonably practicable to the Landlord’s reasonable satisfaction;

4.11	Prohibited Uses

Not to use the Premises for:

4.11.1
any purpose which is noisy, offensive, dangerous, illegal, immoral or a nuisance or causes damage or disturbance to the Landlord, or to owners or occupiers of any neighbouring property, or which involves any substance which may be harmful, polluting or contaminating;

	4.11.2	residential purposes;

4.11.3
any auction, public or political meeting, public exhibition or show, or as a betting office or for gaming or playing amusement machines, or as a sex shop (as defined In the Local Government (Miscellaneous Provisions) Act 1982), or for the business of an undertaker, or for the business of a staff agency, employment agency or Government Department at which the general public call without appointment;

4.12	Permitted Use

Not to use the Premises otherwise than for the Permitted Use specified in the Particulars;

4.13	Signs

Not to erect any sign, notice or advertisement which is visible outside the Premises without the Landlord’s prior written consent which shall not be unreasonably withheld or delayed provided that such sign, notice or advertisement is in accordance with the Estate Signage Policy;

4.14	Alterations

	4.14.1	Not to make any alterations or additions which:

		(i)	affect the structure of the Premises (including without limitation the roofs and foundations and the principal or load-bearing walls, floors, beams and columns);

		(ii)	divide the Premises or merge the Premises with any adjoining premises other than to create a Subletting Unit when Clause 4.14.2 shall apply;

		(iii)	affect the external appearance of the Premises;

4.14.2
Subject to Clause 4.14.3, not to make any other alterations or additions to the Premises without the Landlord’s written consent (not to be unreasonably withheld or delayed) PROVIDED THAT in case of any alterations which adversely affect the structure of the Premises the Landlord shall be entitled to withhold consent if such alterations would adversely affect the investment value of the Premises;

4.14.3
The Tenant may erect or remove internal non-structural demountable partitioning without the Landlord’s written consent PROVIDED THAT it notifies the Landlord of any such alterations within seven days of such alterations being carried out.

4.15	Preservation of Easements

4.15.1
Not to prejudice the acquisition of any right of light for the benefit of the Premises by obstructing any window or opening, at giving any acknowledgement that the right is enjoyed by consent or any other act or default of the Tenant;

	4.15.2	To preserve all rights of light and other easements enjoyed by the Premises, and not to permit or suffer anyone to acquire any right of light or other easement or right over the Premises;

	4.15.3	To give the Landlord immediate notice it any easement enjoyed by the Premises is obstructed, or any new easement affecting the Premises is made or attempted;

4.16	Alienation

	4.16.1	Not to:

(i)
assign, charge, underlet or part with the possession of the whole or part only of the Premises except by an assignment or underletting of the whole or an underletting of a Subletting Unit permitted by this Clause 4.16;

		(ii)	share the possession or occupation of the whole or any part of the Premises;

	4.16.2	Not to assign or agree to assign the whole of the Premises without the Landlord’s written consent (not to be unreasonably withheld or delayed), provided that:

		(i)	the Landlord may withhold consent in circumstances where:

			(a)	the proposed assignee is a Group Company of the Tenant;

			(b)	In the reasonable opinion of the Landlord the proposed assignee is not of sufficient financial standing to enable it to comply with the Tenant’s covenants in this Lease;

		(ii)	the Landlord’s consent shall In every case be subject to conditions (unless expressly excluded) requiring that:

			(a)	the assignee covenants with the Landlord to pay the rents and observe and perform the Tenant’s covenants in this Lease during the residue of the Term, or until released pursuant to the 1995 Act;

(b)
the Tenant enters into an authorised guarantee agreement guaranteeing the performance of the Tenant’s covenants in this Lease by the assignee including the provisions set out in the Third Schedule (but omitting paragraph 1.2);

(c)
not more than two persons as the Landlord reasonably requires act as guarantors for the assignee and enter into direct covenants with the Landlord including the provisions set out in the Third Schedule (but referring in paragraph 1.2 to the assignee) PROVIDED THAT this condition shall not apply to an assignee which satisfies the Financial Criteria;

			(d)	all rent and other payments due under this Lease are paid before completion of the assignment;

	4.16.3	The provisos to Clause 4.16.2 shall not prejudice the Landlord’s right to withhold consent in other circumstances, or to impose other conditions, where it would be reasonable to do so;

4.16.4	Not to underlet or agree to underlet the whole of the Premises or a Subletting Unit unless:

	(i)	the rent payable under the underlease is:

	(a)	not less than the rent reasonably obtainable in the open market for the Premises (or the Subletting Unit) without fine or premium;

	(b)	payable no more than one quarter in advance;

	(c)	to be subject to upward only reviews to coincide with the rent reviews under this Lease;

(ii)	the undertenant covenants with the Landlord and in the underlease:

(a)
to observe and perform the Tenant’s covenants in this Lease (except for payment of the rents) during the term of the underlease or until released pursuant to the 1995 Act so far as they apply to the underlet premises;

	(b)	not to underlet, share or part with possession or occupation of the whole or any part of the underlet premises, nor to assign or charge part only of the underlet premises;

	(c)	not to assign the whole of the underlet premises without the Landlord’s prior written consent (which shall not be unreasonably withheld or delayed);

(iii)	all rents and other payments due under this Lease are paid before completion of the underlelting;

(iv)	Sections 24 to 28 of the Landlord and Tenant Act 1954 are excluded and a certified copy of the court order (Including the form of underlease it refers to) supplied to the Landlord;

(v)
(In relation to any Subletting Unit) the underlease grants such rights as are appropriate for the separate occupation and use of the Premises, reserves such rights as are appropriate for the separate occupation and use of the remainder of the Premises to enable the Tenant to comply with its obligations under this Lease, and reserves as rent:

	(a)	a fair proportion of the cost of insuring the Premises and the whole cost of insuring the loss of the principal rent and service charge payable under the underlease; and

(b)
a service charge which provides for the undertenant to pay a fair and reasonable proportion of expenditure incurred by the Tenant in relation to the maintenance, repair, renewal, decoration and cleaning of the Premises (including without limitation the Conduits, plant and equipment therein) and the provision of services to the Premises;

(vi)
there shall be no more than four units of occupation at any time (and for this purpose a unit of occupation shall comprise (a) each Subletting Unit which is separately underlet and (b) the residue of the net lettable area of the Premises (if any) retained by the Tenant);

4.16.5
Without prejudice to Clause 4.16.4 not to underlet the whole of the Premises or a Subletting Unit nor vary the terms of any underlease without the Landlord’s written consent (not to be unreasonably withheld or delayed);

	4.16.6	To take all necessary steps and proceedings to remedy any breach of the covenants of the undertenant under the underlease and not to permit any reduction of the rent payable by any undertenant;

	4.16.7	Notwithstanding Clause 4.16.1 the Tenant may share occupation of the whole or any part of the Premises with a Group Company PROVIDED THAT;

(i) the relationship of landlord and tenant is not created;

(ii) there are no more than four occupiers of the Premises (including the Tenant at any one time);

(iii) occupation by any Group Company shall cease upon it ceasing to be a Group Company; and

(iv) the Tenant informs the Landlord in writing before each of the parties commences occupation and after it ceases occupation.

4.17	Registration

Within 21 days to give to the Landlord’s and the Superior Landlord’s solicitors (or as the Landlord and the Superior Landlord may direct) written notice of any assignment, underlease or other devolution of the Premises or a Subletting Unit together with a certified copy of the relevant document and a reasonable registration fee of not less then £30;

4.18	Statutory Requirements

To comply promptly with all notices served by any public, local or statutory authority, and with the requirements of any present or future statute or European Union law, regulation or directive (whether imposed on the owner or occupier), which affects the Premises or their use;

4.19	Planning

	4.19.1	To comply with the Planning Acts;

	4.19.2	Not to apply for or implement any planning permission affecting the Premises without first obtaining the Landlord’s written consent which shall not be unreasonably withheld or delayed;

4.19.3
If a planning permission is implemented the Tenant shall complete all the works permitted and comply with all the conditions imposed by the permission before the determination of the Term (including any works stipulated to be carried out by a date after the determination of the Term unless the Landlord requires otherwise);

	4.19.4	If the Landlord reasonably so requires to produce evidence to the Landlord that the provisions of this Clause 4.19 have been complied with;

4.20	Notices

4.20.1
To supply the Landlord with a copy of any notice, order or certificate or proposal for any notice order or certificate affecting or capable of affecting the Premises as soon as it is received by or comes to the notice of the Tenant;

4.20.2
At the request of the Landlord, but at the joint cost of the Landlord and the Tenant, to make or join the Landlord in making such objections or representations against or in respect of any such notice, order or certificate as the Landlord may reasonably require;

4.21	Contaminants and Defects

	4.21.1	To give the Landlord Immediate written notice of the existence of any contaminant, pollutant or harmful substance on or any defect in the Premises;

	4.21.2	If so requested by the Landlord, to remove from the Premises or remedy to the Landlord’s reasonable satisfaction any such contaminant, pollutant or harmful substance;

4.22	Entry by Landlord

To permit the Landlord et all reasonable times and on reasonable written notice (except in emergency) to enter the Premises in order to:

	4.22.1	inspect and record the condition of the Premises or the Adjoining Property;

	4.22.2	remedy any breach of the Tenant’s obligations under this Lease;

	4.22.3	repair, maintain, clean, alter, replace, install, add to or connect up to any Conduits which serve the Premises, the Estate and/or the Adjoining Property;

	4.22.4	repair, maintain, alter or rebuild the Adjoining Property;

	4.22.5	comply with any of its obligations under this Lease or the Superior Lease;

	4.22.6	maintain, retain, renew and replace the landscaped areas of the Premises shown hatched black on the Plan annexed hereto until such time as notice is served pursuant to Clause 7.1;

Provided that the Landlord shall cause as little inconvenience and interference to the business of the Tenant as reasonably practicable in the exercise of such rights and shall make good all damage to the Premises caused by such entry to the reasonable satisfaction of the Tenant;

4.23	Landlord’s Costs

To pay to the Landlord on demand amounts equal to such Costs as it may properly Incur.

	4.23.1	in connection with any application for consent made necessary by this Lease (including where consent is lawfully refused or the application is withdrawn);

4.23.2
incidental to or in reasonable contemplation of the preparation and service of a schedule of dilapidation (whether before or after expiry of the Term) or a notice or proceedings under Section 146 or Section 147 of the Law of Property Act 1925 (even if forfeiture is avoided other than by relief granted by the Court);

	4.23.3	in connection with the enforcement or remedying of any breach of the covenants in this Lease on the part of the Tenant and any Guarantor;

	4.23.4	Incidental to or in reasonable contemplation of the preparation and service of any notice under Section 17 of the 1995 Act;

4.24	Indemnity

To indemnify the Landlord against all Costs arising directly or indirectly from the use or occupation of the Premises or condition of the Premises for which the Tenant may be liable under the provisions of this Lease, or any breach of the Tenant’s obligations under this Lease or any act or default of the Tenant in relation to the Premises, or the exercise of the rights set out in Part I of the First Schedule;

4.25	Reletting Notices

In the last six months of the Term to allow a letting or sale board to be displayed on the Premises (but not so that it restricts or interferes unreasonably with the light enjoyed by the Premises or the Tenant’s use thereof), and to allow prospective tenants or purchasers to view the Premises at reasonable times on reasonable notice;

4.26	Yielding up

	4.26.1	Immediately before the end of the Term:

		(i)	to give up the Premises repaired and decorated and otherwise in accordance with the Tenant’s covenants in this Lease;

(ii)
if the Landlord so requires, to remove all alterations made during the Term or any preceding period of occupation by the Tenant and reinstate the Premises as the Landlord shall reasonably direct and to its reasonable satisfaction;

		(iii)	to remove all signs, tenant’s fixtures and fittings and other goods from the Premises, and make good any damage caused thereby to the Landlord’s reasonable satisfaction;

		(iv)	to replace any damaged or missing Landlord’s fixtures with ones of no less quality and value;

		(v)	to replace any carpet in the Premises with carpet of standard and quality of carpet that cost £26.64 per square metre as at the date of the Lease and as shall be reasonably approved by the Landlord,

	4.26.2	If the Tenant fails to comply with Clause 4.26.1 to pay to the Landlord on demand as liquidated damages any costs properly incurred by the Landlord in remedying the breech;

4.27	Encumbrances

To perform and observe the Encumbrances so far as they relate to the Premises;

4.28	Regulations

4.28.1
To observe all rules and regulations relating to the Premises or the Estate from time to time made by the Landlord and/or the Management Company pursuant to paragraph 3 of Part II of the First Schedule and notified to the Tenant;

	4.28.2	Not to cause an obstruction to the Estate Common Areas or any part of the Estate.

4.29	Superior Lease

	4.29.1	To perform and observe the lessee’s covenants contained in the Superior Lease other than payment of rents or other sums payable thereunder so far as they relate to the Premises;

	4.29.2	Not to do anything which might cause the Superior Lease to be forfeited.

4.30	Carparking

The Tenant covenants to pay to the Landlord subject to determination pursuant to Clause 6.5 of Part I of the First Schedule within 7 days of demand all sums equal to the:

	4.30.1	reasonable amount which the Landlord or the Management Company properly spends on maintaining and repairing the Car Parking Area;

	4.30.2	proportion of the Service Cost, properly attributable to the Car Parking Area.

5	Landlord’s Covenant

The Landlord covenants with the Tenant.

5.1	Quiet Enjoyment

That, subject to the Tenant paying the rents reserved by and complying with the terms of this Lease, the Tenant may peaceably enjoy the Premises during the Term without any interruption by the Landlord or any person lawfully claiming under or in trust for it;

5.2	Superior Lease

	5.2.1	To pay the rents reserved by the Superior Lease;

	5.2.2	To perform and observe the lessee’s covenants in the Superior Lease, except in so far as they relate to the Premises;

	5.2.3	At the written request and cost of the Tenant to take reasonable steps to enforce the covenants of the Superior Landlord in the Superior Lease;

	5.2.4	At the written request and cost of the Tenant to take reasonable steps to obtain the consent of the Superior Landlord if required by the terms of the Superior Lease.

5.3	Provision of Services

That, the Landlord will use all reasonable endeavours to provide or procure the provision of the Services, Provided that the Landlord will not be in breach of this Clause as a result of any failure or interruption of any of the Services:

(i)
resulting from circumstances beyond the Landlord’s reasonable control, so long as the Landlord uses its reasonable endeavours to remedy the same as soon as reasonably practicable after becoming aware of such circumstances; or

(ii)
to the extent that the Services (or any of them) cannot reasonably be provided as a result of works of inspection, maintenance and repair or other works being carried out at the Estate or the Premises.

6	Insurance

6.1	Landlord’s insurance covenants

The Landlord covenants with the Tenant,

	6.1.1	To Insure the Premises (other than tenant’s and trade fixtures end fittings) unless the insurance is invalidated in whole or in part by any act or default of the Tenant:

		(i)	with an insurance office or underwriters of repute;

		(ii)	against loss or damage by the Insured Risks;

		(iii)	subject to such excesses as may be imposed by the insurers;

		(iv)	in the full cost of reinstatement of the Premises (in modern form if appropriate) including shoring up, demolition and site clearance, professional fees, VAT and allowance for building cost increases;

6.1.2
To Insure against loss of the Principal Rent, Service Charge and VAT thereon payable or reasonably estimated by the Landlord to be payable under this Lease arising from damage to the Premises by the Insured Risks for three years;

	6.1.3	At the request and cost of the Tenant to produce evidence of the terms of the insurance under this Clause 6.1 and of payment of the current premium;

6.1.4
If the Premises are destroyed or damaged by an Insured Risk, then, unless payment of the insurance moneys is refused in whole or part because of the act or default of the Tenant, and subject to obtaining all necessary planning and other consents to use the insurance proceeds (except those relating to loss of rent and fees) and any uninsured excess paid by the Tenant under Clause 6.2.4(ii) in reinstating the same (other than tenant’s and trade fixtures and fittings) as quickly as reasonably practicable substantially as they were before the destruction or damage in modern form if appropriate but not necessarily identical in layout making up any shortfall from its own resources;

6.2	Tenant’s insurance covenants

The Tenant covenants with the Landlord throughout the Term or until released pursuant to the 1995 Act as follows:

	6.2.1	To pay to the Landlord within seven days of demand sums equal to:

		(i)	the amount which the Landlord reasonably spends on insurance pursuant to Clause 6.1;

		(ii)	the reasonable cost of property owners’ liability and third party liability Insurance in connection with the Premises;

		(iii)	the reasonable cost of any professional valuation of the Premises property required by the Landlord (but not more than once in any two year period);

	6.2.2	To give the Landlord immediate written notice on becoming aware of any event or circumstance which might affect or lead to an insurance claim;

6.2.3
Not knowingly to do anything at the Premises which would or might prejudice or invalidate the insurance of the Premises or the Adjoining Property or cause any premium for their insurance to be increased;

	6.2.4	To pay to the Landlord within seven days of demand:

		(i)	any increased premium and any Costs incurred by the Landlord as a result of a breach of Clause 6.2.3;

		(ii)	any uninsured excess to which the insurance policy may be subject;

(iii)
the whole of the irrecoverable proportion of the insurance moneys if the Premises or any part are destroyed or damaged by an Insured Risk but the insurance moneys are irrecoverable in whole or part due to the act or default of the Tenant;

	6.2.5	To comply with the requirements of the insurers;

	6.2.6	To notify the Landlord of the full reinstatement cost of any fixtures and fittings installed at the Premises at the cost of the Tenant which become Landlord’s fixtures and fittings;

6.3	Suspension of Rent

6.3.1
If the Premises are unfit for occupation and use because of damage by an Insured Risk then (save to the extent that payment of the loss of rent Insurance moneys is refused due to the act or default of the Tenant) the Principal Rent and the Service Charge (or a fair proportion according to the nature and extent of the damage) shall be suspended until the earlier of the:

		(i)	date on which the Premises are again fit for occupation and use; and

		(ii)	expiry of the loss of rent insurance period;

	6.3.2	Any dispute relating to this Clause 6.3 shall be referred to Arbitration.

6.4	Determination of the Lease

If The Premises are damaged or destroyed by any of the Insured Risks and have not been re-installed so as to make them fit for occupation and use within a period of three years from the date of such damage or destruction than either the Tenant or Landlord shall be entitled to determine this Lease at any time (but not once the Premises have been re-instated) by serving written notice on the other party to that effect where upon this Lease shall determine but without prejudice to the rights of either party against the other In respect of any antecedent breach.

7	Landscaped Areas

7.1
The Landlord covenants with the Tenant to maintain, retain, and replace the landscaped areas shown hatched black on the plan annexed hereto until such time as the Landlord serves written notice on the Tenant terminating such obligation whereupon such obligation shall revert to the Tenant.

7.2
The Tenant covenants with the Landlord throughout the Term or until released pursuant to the 1995 Act to pay to the Landlord within seven days of demand sums equal to the amount which the Landlord spends on carrying out its obligations pursuant to Clause 7.1.

8	Provisos

8.1	Forfeiture

If any of the following events occurs:

	8.1.1	the Tenant fails to pay any of the rents payable under this Lease within 21 days of the due date (whether or not formally demanded); or

	8.1.2	the Tenant or Guarantor breaches to a material extent any of its obligations in this Lease; or

	8.1.3	execution or distress is levied on the Tenant’s goods in the Premises; or

	8.1.4	the Tenant or Guarantor being a company incorporated within the United Kingdom

		(i)	has an Administration Order made in respect of it; or

(ii)
passes a resolution, or the Court makes an Order, for the winding up of the Tenant or the Guarantor, otherwise than a member’s voluntary winding up of a solvent company for the purpose of amalgamation or reconstruction; or

		(iii)	has a receiver or administrative receiver or receiver and manager appointed over the whole or any material part of its assets or undertaking; or

		(iv)	is struck off the Register of Companies; or

		(v)	is deemed unable to pay its debts within the meaning of Section 123 of the Insolvency Act 1986; or

	8.1.5	proceedings or events analogous to those described in Clause 8.1.4 shall be instituted or shall occur where the Tenant or Guarantor is a company incorporated outside the United Kingdom; or

	8.1.6	the Tenant or Guarantor being an individual:

		(i)	has a bankruptcy order made against him; or

		(ii)	appears to be unable to pay his debts within the meaning of Section 268 of the Insolvency Act 1986;

then the Landlord may re-enter the Premises or any part of the Premises in the name of the whole and forfeit this Lease and the Term created by this Lease shall immediately end, but without prejudice to the rights of the Landlord in respect of any breach of the obligations contained in this Lease;

8.2	No Compensation

Any right for the Tenant to claim compensation from the Landlord on vacating the Premises or otherwise is excluded to the extent permitted by law;

8.3	Notices

Section 196 of the Law of Property Act 1925 shall apply to any notice which may be served under this Lease and as if the final words of Section 196(4) “and that service... be delivered” were deleted and replaced by “and that service shall be deemed to be made on the third working day after posting;

8.4	Arbitration

8.4.1
Where this Lease provides for reference to Arbitration then reference shall be made in accordance with the Arbitration Act 1996 to a single arbitrator agreed between the Landlord and the Tenant, or in the absence of agreement nominated on the application of either party by the President for the time being of the Royal Institution of Chartered Surveyors;

	8.4.2	In the absence of a determination by the arbitrator as to his fees they shall be borne equally by the Landlord and the Tenant;

8.4.3
If the arbitrator is ready to make his award, but is unwilling to do so due to either party’s failure to pay its share of the costs in connection with the award, the party who has paid its share may serve on the other a notice requiring the other to pay such costs within 14 days, and if the other fails to comply with such notice the party serving the notice may pay to the arbitrator the others costs and any amount so paid shall be a debt due forthwith from the defaulting party to the other;

8.5	No Implied Easements

The grant of this Lease does not confer any rights over the Adjoining Property or any other property except those mentioned in Part I of the First Schedule, and Section 62 of the Law of Property Act 1925 is excluded from this Lease;

8.6	Planning Acts

The Landlord does not warrant that the Permitted Use complies with the Planning Acts.

9	Contracts (Rights of Third Parties) Act 1999

A person who is not a party to this Lease has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Lease but this does not affect any right or remedy of a third party which exists or is available apart from that Act.

10	Guarantee

The Guarantor covenants with the Landlord in the terms set out in the Third Schedule.

11	Limits on the Landlord’s Liability

If the Landlord makes a request under Section 6 or 7 of the 1995 Act (release from covenants on assignment of the reversion) the Tenant agrees not to be unreasonably withhold or delay its consent to the release required.

12	Jurisdiction

12.1	The Guarantor

(i) irrevocably submits to the non-exclusive jurisdiction of the Courts of England and Wales to settle any disputes arising out of this Lease; and

(ii) waives any objection to any legal action or proceedings in such court on the grounds of venue or that it is an inconvenient or inappropriate forum.

12.2	The bringing of any legal action or proceedings in any jurisdiction shall not preclude the Landlord from bringing any such legal action or proceedings in any other jurisdiction.

12.3	Service

The Guarantor appoints Parker Bullen of 45 Castle Street, Salisbury, Wiltshire SP1 3SS or such other firm of solicitors in England as may be notified in writing to the Landlord as agents to accept service of all proceedings on its behalf.

Executed by the parties as a Deed the day and year first before written.

The First Schedule
Part I - Easements and Other Rights granted

Insofar as the Landlord is able to grant such rights, there are granted to the Tenant (In common with others authorised by the Landlord) and subject to the Tenant complying with the rules and regulations referred to in Clause 4.28:

1	The right to use the Access Road to gain access to and from the Estate (until such time (if at all) as it shall become adopted and maintainable at public expense);

2	The right to use the relevant Estate Common Areas for access to and from the Premises;

3
Free and uninterrupted use of all existing and future Conduits which serve the Premises, subject to the Landlord’s and/or the Management Company’s rights to re-route the same subject to there being no unreasonable interruption of services;

4
Subject to the Landlord’s and the Managing Company’s rights to re-route the same, the right to lay new conducting media under or over the roads and footpaths serving the Estate to serve the Premises subject to the following conditions:

4.1	The Tenant obtaining the Landlord’s prior written consent to the positioning, type and nature of such new conducting media (such consent not to be unreasonably delayed);

4.2	Such new conducting media not adversely interfering with the existing conducting media and/or the supply of the existing services to the other premises on the Estate;

4.3
The Tenant using best endeavours to cause as little inconvenience as possible when carrying out any works to lay such new conducting media and making good (without delay) any damage caused in carrying out such works to the Landlord’s reasonable satisfaction; and

4.4
The Tenant indemnifying and keeping the Landlord indemnified against all clams demands actions proceedings made or brought and all losses damages costs expenses and liabilities incurred suffered or arising directly or indirectly in respect of or otherwise connected with the laying of the new conducting media.

5
The right to enter Estate Common Areas, excluding any buildings which are occupied, as necessary to carry out repairs and maintenance to the Premises pursuant to Clause 4.6 of this Lease subject to the Tenant:

5.1
Using best endeavours to cause as little inconvenience as possible when carrying out at such repairs and maintenance and making good without delay any damage caused to the /landlord’s reasonable satisfaction.

5.2
Indemnifying and keeping the Landlord indemnified against all claims demands actions proceedings made or brought and all losses damages costs expenses and liabilities suffered or arising directly or indirectly in respect of or otherwise connected with the carrying out of such repairs and maintenance.

6	Car Parking Rights

6.1	Subject to Clauses 6.2 and 6.3 below the exclusive right, at all times to park:

	6.1.1	14 private motor vehicles in the area shown coloured brown on the plan annexed hereto;

	6.1.2	7 private motor vehicles in the area shown hatched black on the said plan;

6.2	The Landlord may relocate the Carparking Area in pause 6.12 to an alternative area within the Estate provided that it shall be in reasonable proximity to the Premises.

6.3
The Landlord may determine the right in Clause 6.1.2 at any time after completion of the Landlord’s works to Future D and the grant of the Supplemental Lease and the termination of the right shall be without prejudice to the rights of any party in respect of any breach of obligations in this Lease.

Part II - Exceptions and Reservations

There are excepted and reserved to the Landlord and the Management Company (and all others having like rights or authorised by them):

1
The right to carry out any building, rebuilding, alteration or other works to the Estate and the Adjoining Property (including the erection of scaffolding) notwithstanding interference with light and air enjoyed by the Premises;

2
Free and uninterrupted use of all existing and future Conduits which are in the Premises and serve the Estate or the Adjoining Property together with the right on reasonable prior written notice at all reasonable times (except in cases of emergency where no notice is required and works may be carried out any time) to lay install maintain reroute and connect into any additional or replacement Conduits in under or over the Premises in such positions as the Tenant shall from time to time approve (such approval not to be unreasonably withheld or delayed) to serve the Premises the Estate or Adjoining Property;

3	The right to regulate and control in a reasonable manner the use of the Estate Common Areas;

4	Rights to enter on the Premises for the purposes referred to in Clause 4.22;

5
The right to erect maintain replace (and where necessary to renew) signs in the position on the attached plan identifying the Estate and any other related information which the Landlord reasonably considers necessary;

6
The fight to install and maintain security cameras for a closed circuit television security system in such positions as the Tenant shall from tune to time approve (such approval not to be unreasonably withheld or delayed);

7	The right over the Premises of access to and egress from the electricity substation shown for the purposes of identification only shaded green on the plan annexed for all purposes.

PROVIDED THAT in the exercise of the rights hereby excepted and reserved the Landlord shall use reasonable endeavours to cause as little inconvenience and interference with the Tenant’s business as possible and shall make good as soon as reasonably practicable to the Tenant’s reasonable satisfaction any damage caused.

Part III - Encumbrances

The entries contained or referred to in the Property, Proprietorship and Charges Registers of Title Numbers BM244464 and the following documents:

Date	Document	Parties

31 January 2001	Agreement to install	(1) The Equitable Life Assurance Society
	telecommunications	(2) Capital Business Parks Globeside Limited
	apparatus on private land	(3) British Telecommunications Plc

14 February 2001	Deed of Grant	(1) The Equitable Life Assurance Society
(2) Capital Business Parks Globeside Limited
(3) Southern Electric Plc

Part IV - Superior Lease

Date	Parties	Premises	Term

19 January 2001	(1) The Equitable Life Assurance Society	The Premises	999 years from 19 January 2001
(2) The Landlord
(3) Development Securities Plc
(4) Globeside Business Park Management Limited

The Second Schedule
Rent Review

1	In this Schedule:

1.1	Review Date means each of the Review Dates mentioned in the Particulars and Relevant Review Date shall be interpreted accordingly;

1.2	Rack Rental Value means the annual rent (exclusive of VAT) at which the Premises might reasonably be expected to be let in the open market at the Relevant Review Date

ASSUMING

	1.2.1	the letting is on the same terms as those contained in this Lease but subject to the following qualifications:

		(i)	the term shall commence on the Relevant Review Date and be the residue of the Contractual Term remaining at the Relevant Review Date;

(ii)
the amount of the Principal Rent shall be disregarded, but it shall be assumed that the Principal Rent is subject to review on the terms of and at the same intervals as the Principal Rent under this Lease;

	1.2.2	the Premises are available to let as a whole, with vacant possession, by a willing landlord to a willing tenant, without premium;

1.23
the Premises have been finished by the Landlord at its cost in accordance with the Premises Specification and that the Premises are ready, fit and available for immediate occupation and use for the Permitted Use;

	1.2.4	all the obligations on the part of the Tenant contained in this Lease have been fully performed and observed;

	1.2.5	no work has been carried out to the Premises by the Tenant or anyone with the Tenant’s authority which has reduced the rental value of the Premises;

	1.2.6	if the whole or any part of the Premises has been destroyed or damaged by an Insured Risk it has been fully reinstated;

	1.2.7	the net internal floor area of the Premises is 33,565 square feet;

1.2.8
the Premises have the benefit of carpeting and floor boxes/grommetts for which the Landlord contributed to the Tenant a capital sum for carpet for each square metre of the net internal office area and a further capital sum for each floor box/grommett based on one floor box/grommett for each 10 square metres of the net internal office area (excluding the entrance hall area)

BUT DISREGARDING

	1.2.9	any goodwill attached to the Premises by reason of any business carried on there;

	1.2.10	any effect on rent of the fact that any Tenant and any undertenant is or has been in occupation of the Premises;

1.2.11
any effect on rent of any improvements at the Premises made with the Landlord’s written consent by the Tenant or any undertenant where required except improvements carried out pursuant to an obligation to the Landlord or at the expense of the Landlord;

PROVIDED THAT the Rack Rental Value shall be that which would be payable after the expiry of any rent free period or concessionary rent period for fitting out (or the receipt of any contribution to fitting out works or other inducement in lieu thereof) which might be given an letting of the Premises, so that no discount reduction or allowance is made to reflect (or compensate the tenant for the absence of) any such rent free or concessionary rent period or contribution or other inducement.

1.3	Revised Rent means the new Principal Rent following each Rent Review Date pursuant to paragraph 2 of the Second Schedule.

2	The Principal Rent shall be reviewed on each Review Date to the higher of:

2.1	the Principal Rent payable immediately before the Relevant Review Date (disregarding any suspension or abatement of the Principal Rent); and

2.2	the Rack Rental Value on the Relevant Review Date agreed or determined in accordance with this Lease.

3	The Rack Rental Value at any Review Date shall be:

3.1	agreed in writing between the Landlord and the Tenant; or

3.2	determined by Arbitration on the application of either Landlord or Tenant at any time after the Relevant Review Date.

4	If a Revised Rent is not agreed or determined by the Relevant Review Date:

4.1	the Principal Rent payable immediately before the Relevant Review Date shall continue to be payable until the Revised Rent is ascertained;

4.2	when the Revised Rent is ascertained:

	4.2.1	the Tenant shall pay within 14 days of ascertainment

(i)
any difference between the Principal Rent payable immediately before the Relevant Review Date and the Principal Rent which would have been payable had the Revised Rent been ascertained on the Relevant Review Date (the “Balancing Payment”); and

(ii)
interest on the Balancing Payment at Base Rate from the date or dates when the Balancing Payment or the relevant part or parts would have been payable had the Revised Rent been ascertained on the Relevant Review Date;

	4.2.2	the Landlord and Tenant shall sign and exchange a memorandum recording the agreed amount of the Revised Rent.

5
If at any Relevant Review Date the operation of the rent review provisions in this Lease, or the normal collection and retention by the Landlord of any increase in the rent is prohibited or modified, the Landlord may elect at any time that the day after the date on which any such prohibition or modification is relaxed shall be substituted for the Relevant Review Date.

6	Time shall not be of the essence for the purposes of this Schedule.

The Third Schedule
Guarantee

1	The Guarantor covenants with the Landlord as principal debtor:

1.1	that throughout the Term or until the Tenant is released from its covenants pursuant to the 1995 Act:

	1.1.1	The Tenant will pay the rents reserved by and perform its obligations contained in this Lease;

	1.1.2	The Guarantor will indemnify the Landlord on demand against all Costs arising from any default of the Tenant in paying the rents and performing its obligations under this Lease;

1.2	the Tenant will perform its obligations under any authorised guarantee agreement that it gives with respect to the performance of any of the covenants and conditions in this Lease.

2	The liability of the Guarantor shall not be affected by:

2.1	Any time given to the Tenant or any failure by the Landlord to enforce compliance with the Tenant’s covenants and obligations;

2.2	The Landlord’s refusal to accept rent at a time when it would or might have been entitled to reenter the Premises;

2.3	Any variation of the terms of this Lease;

2.4	My change in the constitution, structure or powers of the Guarantor the Tenant or the Landlord or the administration, liquidation or bankruptcy of the Tenant or Guarantor;

2.5	Any act which is beyond the powers of the Tenant;

2.6	The surrender of part of the Premises (save so far as relates to the part of the Premises surrendered);

2.7	The transfer of the reversion expectant on the Term;

2.8	Any other act or thing by which (but for this provision) the Guarantor would have been released.

3	Where two or more persons have guaranteed obligations of the Tenant the release of one or more of them shall not release the others.

4	The Guarantor shall not be entitled to participate in any security held by the Landlord in respect of the Tenant’s obligations or stand in the Landlord’s place in respect of such security.

5
If this Lease is disclaimed, and if the Landlord within 3 months of the disclaimer requires in writing the Guarantor will enter into a new lease of the Premises at the cost of the Guarantor on the terms of this Lease (but as if this Lease had continued and so that any outstanding matters relating to rent review or otherwise shall be determined as between the Landlord and the Guarantor) for the residue of the Contractual Term from and with effect from the date of the disclaimer.

6	Release of the Guarantor

6.1	The Guarantor may apply to the Landlord for a release from all obligations and liabilities under this Lease if the:

6.2	Tenant has satisfied the Financial Criteria; and

6.3	Guarantor has discharged all outstanding claims arising under this Lease pending against the Guarantor in full

6.4
On receipt of the Guarantor’s request for release under Clause 6.1 in this Schedule, if the Landlord, acting properly and reasonably, is satisfied that clauses 6.1.1 and 6.1.2 above have been satisfied in full, the Landlord shall notify the Guarantor in writing and the Guarantor shall be thereby automatically released from all future obligations and liabilities under this Lease.

The Fourth Schedule
Service Charge
Part I - Calculation and payment of the Service Charge

1	In this Schedule unless the context otherwise requires:

1.1	Accounting Date means 31 December in each year or such other date as the Landlord notifies in writing to the Tenant from time to time;

1.2	Accounting Year means the period from but excluding one Accounting Date to and including the next Accounting Date;

1.3
Estimated Service Charge means the Landlord’s Surveyor’s reasonable and proper estimate of the Service Charge for the Accounting Year notified in writing to the Tenant from time to time (and where all or any part of the Services are provided by the Management Company, the Estimated Service Charge shall include the advance or estimated payments payable by the Landlord to the Management Company in respect of any of the Services provided by it);

1.4
Service Cost means all the reasonable costs and expenses paid or incurred by the Landlord in relation to (the provision of the Estate Services (including irrecoverable VAT) or the sums payable by the Landlord to the Management Company in respect of the prevision of those services;

1.5	Tenant’s Share means a fair and reasonable proportion of the Service Cost.

2
The Service Charge shall be the Tenant’s Share of the Service Cost in respect of each Accounting Year, and if only part of an Accounting Year falls within the Term the Service Charge shall be the Tenant’s Share of the Service Cost in respect of the relevant Accounting Period divided by 365 and multiplied by the number of days of the Accounting Year within the Term.

3
The Landlord shell have the right to adjust the Tenant’s Share from time to time to make reasonable allowances for differences in the services provided to or enjoyable by the other occupiers of the Estate.

4
The Tenant shall pay the Estimated Service Charge for each Accounting Year to the Landlord in advance by equal installments on the Quarter Days (the first payment for the period from and including the date of this Lease to (but excluding) the next Quarter Day to be made on the date of this Lease); and

4.1	If the Landlord’s Surveyor does not notify an estimate of the Service Charge for any Accounting Year the Estimated Service Charge for the preceding Accounting Year shall apply; and

4.2	Any adjustment to the Estimated Service Charge after the start of an Accounting Year shall adjust the payments on the following Quarter Days equally.

5	As soon as practicable after the end of each Accounting Year the Landlord shall either:

5.1
(in relation to the Services provided by the Landlord) serve on the Tenant a summary of the Service Cost and a statement of the Service Charge certified by the Landlord’s Surveyor which shall be conclusive (save in the case of manifest error); or

5.2
(where any of the Services are provided by the Management Company) provide the Tenant with a copy of the statement and other information prepared by the Management Company in relation to the Service Cost.

6
The difference between the Service Charge and the Estimated Service Charge for any Accounting Year (or part) shall be paid by the Tenant to the Landlord within fourteen days of the date of the statement for the Accounting Year, or allowed against the next Estimated Service Charge payment, or after the expiry of the Term refunded to the Tenant.

7
The Tenant shall be entitled by appointment to inspect the accounts maintained by the Landlord and the Landlord’s Surveyor relating to the Service Cost and supporting vouchers and receipts or, where any Services are provided by the Management Company, the accounts provided by the Management Company to the Landlord in relation to the Services, at such location as the Landlord reasonably directs.

8	Any disagreement between the parties relating to the Service Charge shall be referred to Arbitration.

9
The Landlord shall be responsible for payment of the proportion of the Service Costs attributable to all other lettable parts of the Estate which are unlet or in respect of which the tenant thereof is not liable to pay any Service Charge.

Part ll - Estate Services

In relation to the Estate, the provision of the following services or the Costs incurred in relation to:

1	The Common Areas

Repairing, maintaining and (where appropriate) cleaning, lighting and (as necessary) altering, renewing, rebuilding and reinstating the Estate Common Areas.

2	Conduits

The repair, maintenance and cleaning and (as necessary) replacement and renewal of all Conduits within the Estate Common Area.

3	Plant and machinery

Hiring, operating, inspecting, servicing, overhauling, repairing, maintaining, cleaning, lighting and (as necessary) renewing or replacing any plant, machinery, apparatus and equipment from time to time within the Estate Common Areas or used for the provision of services to the Estate and the supply of all fuel and electricity for the same and any necessary maintenance contracts and insurance in respect thereof.

4	Signs

Maintaining and (where appropriate) cleaning and lighting and (as necessary) renewing and replacing the signboards, all directional signs, fire regulation notices, advertisements, bollards, roundabouts and similar apparatus or works.

5	Landscaping

Maintaining, tending and cultivating and (as necessary) re-stocking any garden or grassed areas including replacing plants, shrubs and trees as necessary.

6	Common facilities

Repairing, maintaining and (as necessary) rebuilding as the case may be any party walls or fences, party structures, Conduits or other amenities and easements which may belong to or be capable of being used or enjoyed by the Estate in common with any land or buildings adjoining or neighbouring the Estate.

7	Outgoings

Any existing and future rates, taxes, charges, assessments and outgoings in respect of the Estate Common Areas or any part of them except tax (other than VAT) payable in respect of any dealing with or any receipt of income in respect of the Estate Common Areas.

8	Statutory requirements

The cost of carrying out any further works (after the initial construction in accordance with statutory requirements) to the Estate Common Areas required to comply with any statute.

9	Management

9.1
The proper and reasonable fees, costs, charges, expenses and disbursements (including irrecoverable VAT) of any properly qualified person properly employed or retained by the Landlord and/or the Management Company for or in connection with surveying or accounting functions or the performance of the Services and any other duties in and about the Estate relating to the general management, administration, security, maintenance, protection and cleanliness of the Estate.

9.2	The proper and reasonable fees and expenses of the Landlord and/or the Management Company in connection with the management of the Estate.

10	Enforcement of Regulations

The reasonable and proper costs and expenses incurred by the Landlord and/or the Management Company in enforcing the rules and regulations from time to time made pursuant to paragraph 3 of Part II of the First Schedule provided that the Landlord and/or Management Company shall use all reasonable endeavours to recover such costs and expenses from the defaulting party and provided further that there shall be credited against the Service Cost any such costs recovered.

11	Insurances

Effecting such insurances (if any) as the Landlord and/or the Management Company may properly think fit in respect of the Estate Common Areas the plant, machinery, apparatus and equipment as referred to in paragraph 3 above and any other liability of the Landlord and/or the Management Company to any person in respect of those items or in respect of the provision of the Services.

12	Generally

Any reasonable and proper costs (not referred to above) which the Landlord and/or the Management Company may incur in providing such other services and in carrying out such other works (other than the initial construction of the Estate) as the Landlord and/or the Management Company may reasonably consider to be reasonably desirable or necessary for the benefit of occupiers of the Estate and in accordance with the principles of good estate management.

13	VAT

Irrecoverable VAT on any of the foregoing.

Annexure 1
Estate Signage Policy

(see over)

Estate Signage Policy

The Tenant will not erect or display or permit to be erected or displayed any advertisement, signs, hoardings or notices which are visible from the outside the Premises except as follows:

●
one low level, free standing sign constructed in durable materials compatible with the main business park signage whose position on the Premises is to have the prior written approval of the Landlord (but is anticipated to be in the location Indicated by a black dot on the plan annexed to this Lease);

●	not more than one estate agent’s sign on the curtilage of the building forming part of the Premises as and when the same may be required;

●	any signs which may from time to time be required by law;

●	such discreet and suitable directional signs within the Premises as may be required by the Tenant, subject to the prior written approval of the Landlord; and

●	external security cameras may be located on the Premises, subject to the prior written approval of the Landlord.

Annexure 2
Method Statement

(see over)

CAPITAL BUSINESS PARKS

Globeside, Marlow

Method statement for contractors’ access to Phase 2 construction.

Construction access for Phase 2 will be via the Access Road as defined in the Lease between Capital Business Parks Globeside Limited and Icon Clinical Research (UK) Limited for Unit 2 Globeside Business Park.

For the construction period, the Access Road will be clearly marked with appropriate signage. Access to the site will be limited to this defined route.

No parking for contractors or other construction vehicles will be allowed on the Phase 1 demise at any time and such vehicles shall not remain stationary and or queue on the road immediately in front of Unit 2 Globeside Business Park.

Throughout the contract period, the Access Road will be kept clean on a daily basis and should any area of the access road or any other part of the estate be damaged or soiled, this will be repaired and cleaned by the contractor as soon as practically possible.

Construction traffic shall not exceed 10 mph and shall particularly relate to heavy construction vehicles.

Annexure 3
Premises Specification

APPENDICES

APPENDIX I - SITE LAYOUT & LANDSCAPING PROPOSALS

APPENDIX II - two globeside BUILDING PLANS

DEVELOPMENT SUMMARY

The Globeside project at Marlow is a phased development comprising five office buildings organised around a public space or ‘boulevard’ and a semi-industrial unit on the periphery of the site.

The central area is focused on the pedestrian; a collection of soft and hard landscape materials define a series of spaces or routes in which occupiers can gather. A selection of hard landscaping details starting at the entry to the boulevard will be designed to slow vehicles, giving priority to pedestrians.

A similar architectural language is used on all of the buildings so that the development appears structured and unified. However, to avoid monotony the different plan forms allows a variety of treatments where the elevations and roof forms respond to the functions within. All front facades are articulated with a recess marking the glazed entrances. Standing above, supported on two slender columns are extended canopies, which also shelter the plant room. The impressive reception areas are three levels high and animated by walkways at higher levels.

The facades comprise predominantly of clay terracotta tiles to reflect the warmth and depth of appearance of Marlow with windows punctuated with recessed vertical joints to distinguish them as modern offices. The roof design is simple in form, comprising a raised seam metal sheet finished in a dark grey rising from the recessed eaves to the ridge with a low pitch. The escape stairs are external and partially enclosed in metal louvres to mask the staircase and to provide the necessary weather protection.

The buildings are facing the boulevard while the main car park areas extend behind where significant areas of soft landscaping reduce the visual impact of the parked vehicles and associated hard standing.

13	STRUCTURAL

	13.1	General

The structures consist of 3 no. reinforced concrete framed office buildings.

	13.2	Substructure

The foundations for the office buildings consist of mass concrete pad footings and the office building ground floor slabs are on a compacted sub-base.

	13.3	Superstructure

The superstructure for the office buildings are of reinforced concrete frame construction with either 300m or 350mm thick flat slabs. The RC columns are circular with the perimeter columns set back 750mm from the face of the building. The false mansard roof and roof plant rooms are framed in structural steel.

The internal and external staircases, atrium walkways and canopies are framed in steel.

Loading

The imposed loads are generally in accordance with BS6399: Partl: 1996 as noted below:

Imposed Loads
General offices areas	4.0 kN/m2
Lightweight partitions	1.0 kN/m2
5.0 kN/m2

Plant spaces	7.5 kN/m2 (specific plant loads used if greater)

Roofs	0.6 kN/m2

Staircases/Corridors	4.0 kN/m2

14	ARCHITECTURAL

	14.1	Building Envelope

External Envelope

The external envelope consists of a rain screen construction comprising an outer skin of terracotta tiles covering structural insulated panels. The building is organised on a 1500mm planning grid which is expressed on the facade at three meter intervals in a primary grid of aluminium extruded channels and window mullions midway. Extruded channels run horizontally dividing the facade at each storey.

The windows are aluminium framed, thermally broken double glazed units. They are protected from the solar gain on the South and West facades by brise soleil.

Curtain Walling, Windows and Doors

The front facade of the triple height reception is a glazed curtain wall. It comprises fully drained aluminium frames with high performance sealed double glazing units. The curtain walling spans three storeys with additional support from narrow vertical steel fins finished in matching grey.

The top sections of the glazing running full width of the entrance of globeside two are etched with stripes in diminishing pattern to control the solar glare but maintain excellent views.

The reception is entered through revolving doors. They are entirely glazed with brushed stainless steel fittings. The side doors are fully glazed aluminium framed units.

Window Cleaning System

All glazed areas are to be cleaned by means of a mobile “cherry picker”.

Roof

The main roof is a pitched ‘warm roof’ construction comprising composite cladding panels.

The plant room is set between the pitched roofs with the open side hidden behind propriety polyester powder coated louvre screens. The plant room floor has a cold deck mastic asphalt finish with paving slabs and walkways.

External Staircases

Propriety louvre blades panels and flat pressed metal panels screen the emergency staircases. They are both finished in polyester powder coated aluminium, coloured to match the metal work.

14.2	Interior Materials and Finishes

Ground Floor Reception Area

The building is accessed by an all glass revolving door or a wide glass door leaf for people with impaired mobility. The floor area comprises a high quality black ceramic tile with mat wells at each entrance. High grade Modulus Granite carpet tiles are fitted to the seating area and reception.

Side walls comprise cherry wood panels framed as the external facade with colour matched steel framed windows.

The main internal facade is finished simply in white emulsion to provide a back drop for the rich adjoining facades and allows luminaires to wash the wall with light.

Suspended steel bridges with metal balustrading finished in white provide access through the space from the metal stair to the offices at either side of the full height atria and are carpeted with high grade Modulus Granite tiles.

A cherry wood baluster runs continuously up the metal stair and along the bridge balustrading.

The ceiling is lit from below and therefore free of fittings and finished in white emulsion.

Lift Lobby Areas

The lift lobby is plastered and finished with a white emulsion paint plaster. The floor is tiled to match the reception area at ground floor with high grade Modulus Granite carpet tiles at upper levels. The ceiling is suspended plaster board with recessed spot lighting.

The lift doors are stainless steel with matching reveals and architrave. The lift cars have a capacity of 13 persons and have a grey facing on steel with full height mirror. The floor matches the lobby tiles and the ceiling is curved with indirect lighting.

Staircases

The steel staircase leading to all floors is finished in white with cherry wood handrails and carpeted with high grade Modulus Granite tiles.

The treads and landings are tiled to match the reception floor up to the first floor and Modulus Granite carpeted with high grade tiles above.

Typical Office Areas

The walls are finished in white emulsion, with concrete columns painted white with high build light textured finish. Skirtings are white matt oil painted softwood.

The flooring throughout the office area is a fully accessible medium grade raised floor with minimum 150mm clearance, supplied by Hewetsons.

The suspended ceiling comprises a propriety, smooth finished GRG tile 500x500mm to co-ordinate with the 1500mm planning grid, lay-in recessed modular suspension grid. A plasterboard trim runs all along the perimeter and around columns to avoid any cut tiles.

The doors to escape stairs are external grade hardwood painted in white to match the walls.

Toilets and Shower Rooms

The floors are finished in black ceramic tiling with coved skirtings to match. The ceilings are white plasterboard with GRG tiles for partial access. The luminaires are recessed spotlights in the ceiling and wall mounted uplights recessed in the back wall of the toilets cubicles.

All doors are finished in cherry with the brushed stainless steel ironmongery.

The walls to the toilets and lobbies have white vinyl silk emulsion paint finish.

The toilet cubicle partitions comprise full height polar white division panels and hard wood cherry veneer facing doors with stainless steel footplates and end caps.

Two showers are provided at ground floor level in both buildings A & D and have walls fully tiled in glazed vitrified tiles matt white. The trays are in Resin Stone with glazed shower screens framed in anodised silver.

The vanity units comprise a ‘floating’ Rosso Multitaar granite slab with undersung basins. A full height mirror is fixed behind.

Soap dispensers, toilet paper holders and handrails are finished in stainless steel to match the ironmongery.

Floor Heights

Finished floor to ceiling heights are 10.5m to the main reception area, 2.75m to the office areas with 2.5m to the toilets.

15	MECHANICAL SERVICES

	15.1	Air Conditioning Services

Design Parameters

Internal Dry Resultant Temperature

Offices		23 A 1.5ºC
Atrium/reception (ground floor)	-	24 A 2 ºC
Toilets	-	18ºC min
Staircase, Circulation, etc. (apart from escape stairs)	-	18ºC min

Humidity

Internal Relative Humidity	-	No control
External Conditions

External: Summer	-	28ºC dry bulb
	-	21ºC wet bulb
Winter	-	-2ºC saturated (fabric)
	-	-5ºC saturated (ventilation)

Sound Levels

Internal Offices	-	NR35 to 38
Internal Toilet/Staircases	-	NR40
External	-	Accord with Local Statutory
Requirements
Ventilation Rates

Offices	-	16 litres per second per person
of outside air based on 1 person per 10 m2

Toilet Extract	-	10 air changes per hour

Internal Heat Gains (excluding solar)

Lighting Gains	-	12W/m2
Equipment/Machine Gains	-	25W/m2
Occupants	-	1 person/10 m2a
90w/person (sensible)
50w/person (latest)

Glass Solar Performance

Lighting Transmittance	-	73%
Shading Co-efficient	-	0.60
Glazing ‘U’ Value	-	1.4W/m2K
Windows ‘U’ Value	-	1.7 W/m2K

Occupancy

Offices	-	1 person per 10m2 of nett lettable area

Design Constraints

Plant is located in roof the Plant Room.

An allowance has been provided for the installation of future tenant’s plant as follows:

two globeside 20m2 internally; 15m3 externally

Square diffusers, blanked to suit directional air distribution with a white finish are installed within the internal office ceiling grid generally located to suit the anticipated module arrangement.

The perimeter offices are served by adjustable linear slot diffusers.

15.2	Heating

The atrium is provided with trench floor heaters beneath the full height glazing to offset down draughts. All other space heating requirements are met by the air conditioning system.

The building heating requirement is provided by 2no conventional gas fired boilers. Each boiler is capable of coping with the continuous running load of the building.

The installation is complete with flues, run and stand-by circulating pumps, pressurisation unit and all necessary safety devices.

15.3	Ventilation

An air handling unit complete with louvres, insect screen, panel & bag filters, coils, fan sections and attenuators is located within the roof plant room/area.

Outside air is filtered and cooled or tempered and then supplied via a system of ductwork to the offices and atrium spaces.

Duty/Standby toilet extract fans are located in the roof plant room/area.

Extract air is exhausted via a system of low velocity ductwork, connected to ceiling mounted extract valves positioned over each cubicle/urinal.

The mechanical ventilation system is complete with volume control dampers to facilitate balancing and fire dampers where ducts pass through fire compartment structures.

15.4	Air Conditioning System

A 4-pipe fan coil system is provided to serve the offices. The reception ground floor is comfort cooled/heated by compact air handling units.

Office fan coils are located in the ceiling void. FCU controls are suitable for amendment by the tenant as required for operation with room mounted temperature sensors.

A dual refrigerant circuit air-cooled liquid chiller is located In the root plant area. The installation is complete with run and stand-by chilled water circulating pumps, pressurisation unit and all necessary safety devices.

All chilled water pipework is insulated & vapour sealed relevant to the temperature of the contained medium and the surrounding ambient. Insulation is mineral wool with aluminium foil finish.

15.5	Controls

All of the main heating, cooling and ventilation equipment and controls are placed under the dictates of the automatic control system.

All of the heating and ventilation equipment is under the dictate of the control system, to provide programmable year round automatic operation with day omit facility and temperature set back and frost protection.

Plant operation is on a duty sharing basis where duty/standby or dual plant is provided.

Activation of fire alarm system de-energises all mechanical services plant and manual override of the extract fan is facilitated from Reception for use by the Fire Services.

Fan coil units are each controlled by a return air thermostat. In the event of tenant cellularisation the control arrangement will permit the installation of room temperature sensor/set point adjusters.

15.6	Plumbing Installation

The building and all water supply outlets ere fed directly from the mains.

Hot Water supply to toilets is provided by local unvented electric water heaters. The supply pipework is trace heated up to the outlet where necessary to comply with the HSE guidelines to maintain the water temperature and as an anti-regionella measure. Lime fighters are fitted prior to the heaters to reduce the build up of scale in the vessel.

Water supply and drainage branch connections from the waters are provided at each floor level to enable the tenant to supply a vending/tea point if required.

All domestic water services have been flushed and chlorinated.

16	ELECTRICAL SERVICES

	16.1	Mains and Sub Mains Distribution

Separate supplies are provided from the main low voltage distribution switchboard located in an electrical switchroom at roof plantroom level, to the following:

Office Floor - Power and Lighting
Circulation Areas (Landlords) - including Toilet Cores
Lifts
Mechanical Plant
Fire Alarm
External Lighting

The building power supply allocation is as follows:

two globeside - 481 kVA

Separate supplies are provided from the main low voltage switchboard to two distribution boards serving each floor, providing a total of 50% spare capacity per floor. Space for sub-metering is provided such that each floor can be sublet and metered separately.

	16.2	Small Power

Double switched outlet sockets are installed for cleaning and maintenance in the Entrance/Reception area, staircases and plant room, with a fuser spur for hand driers in toilets.

Socket outlets and other power requirements are provided in the lift shafts.

Voice/Data Installations
Voice and data cabling is excluded. Such installation to be undertaken by the occupier, using the floor void. Vertical routes through the building are allocated for this facility.

	16.3	Internal Lighting

Office Lighting
Office areas are illuminated with 500 x 500 modular recessed luminaries to provide an average of 400 lux at desk top level.

Each light fitting is installed with 3 metre long flexible cable connections to enable localised repositioning within the ceiling grid without disconnection.

Light Switching
Light switching is generally flush mounted grid switch assemblies. Two way switching is provided on the stairways. Toilet and core areas are each switched separately.

The office lighting is arranged to enable central switching via a multi-gang switch with provision to adapt to individually switched cellular partitioned offices and corridors.

	16.4	Emergency Lighting

Emergency lighting is positioned in common areas and stairways to provide illumination for three hours.
The system covers all escape routes, notational corridors and other areas.

	16.5	Fire Alarm

The installation comprises electronic sounders, automatic smoke/heat detectors, manual call points, relays, wiring, control panel etc all as necessary to provide coverage fire detection. The installation is provided with all necessary interfaces to facilitate address from a building management system (BMS).

The installation is interfaced with mechanical controls for shut down in the event of fire.

	16.6	Data and Telecommunications

Data and telecommunication cabling to be by occupier.

The site is provided with three separate incoming telecommunication ducts which enter each building via three 150mm diameter ducts. One of the incoming ducts has bean provided by BT, whilst the other two are currently available for alternative suppliers. Two entry points to each building are provided for security of supply.

Underfloor conduits are installed to Reception desk and visitors seating positions terminating in a proprietary floor outlet box. Final wiring to be by occupier.

Wireways for future BMS installations are provided.

Conduit systems are provided linking the main electrical service shaft main rotating door and Reception desk to facilitate the installation of power and any requirements for door access and door monitoring CCTV installation by occupier.

	16.7	Lightning Protection

The building is protected by a lightning protection system.

	16.8	External Lighting to Building/Car Park

Fully automatic lighting is provided by roof uplighters and controlled by a time switch and solar cell arrangement to illuminate the ‘top hat canopy’.

Car parking and pedestrian areas at ground level are provided with painted column mounted anti-corrosive vandal resistant luminaries.

17	PASSENGER LIFTS

Two 13-person traction lifts in compliance with ENB1/BS 5655 are provided to serve each of the buildings. Each travel from ground to second floor.

Each lift has a door clearance of 800mm and a clear door height of 2100mm. Speed: 1.0m/s Waiting time: <35 seconds

The lifts are as manufactured by Kone Lifts Ltd.

18	EXTERNAL WORKS

Drainage

Foul and surface water drainage are connected to the existing sewers in Chertsey Road.

Refuse Collection

Separate refuse collection points are provided for each building.

19	SERVICE PROVIDERS

Water/Drainage: Authority	Thames Water The Business Centre PO Box 83 Brentford Middlesex TW8 OEE Telephone 0171 713 3884

Gas: Incoming Service and meter	Transco Uxbridge Road Slough Berkshire SL2 5NA

Gas Provider:	To be selected

Telephone:	British Telecom Northern Home County Room 173 West Traction Control Reading trunk ATE Basingstoke road Reading RG2 OBN tel 0585 5836461

Electricity Supply:	Southern Electric PO Box 123 Slough SL1 2PF Tel 0845 7444555

20	DEVELOPMENT TEAM

Architect	Geoffrey Reid Associates 42 Portland Place London W1N 3DG

Structural Engineer	Oscar Faber Consulting Engineers 23 Middle Street London EC1A 7JD

Services Engineer	Oscar Faber Consulting Engineers Bush House Prince Street Bristol BS14QD

Employer’s Agent	AYH plc 40 Clifton Street London EC2A 4AY

Quantity Surveyor	AYH plc 40 Clifton Street London EC2A 4AY

Planning Supervisor	AYH plc 40 Clifton Street London EC2A 4AY

Landscape Architect	Randle Siddeley Associates 2 Palmerston Court Palmerston Court Palmerston Way London SW8 4AJ

Main Contractor	Bryant Construction Cranmore House Cranmore Boulevard Solihull West Midands

APPENDICES

APPENDIX I

SITE LAYOUT & DEMISE

[SURVEY}

APPENDIX II

two globeside

BUILDING PLANS

[SURVEY]

Annexure 4
Supplemental Lease

Dated	2001

CAPITAL BUSINESS PARKS GLOBESIDE LIMITED (1)

and

ICON CLINICAL RESEARCH (UK) LIMITED (2)

and

ICON PLC (3)

SUPPLEMENTAL LEASE

of land adjoining
Two Globeside Business Park Marlow Bucks

LINKLATERS
One Silk Street
London EC2Y 8HQ
Telephone: (44-20) 7456 2000
Facsimile: (44-20) 7456 2222

Ref: ALES

This Lease is made the day of

between

(1)	CAPITAL BUSINESS PARKS GLOBESIDE LIMITED (Company Number 3808246) whose registered office is at Portland House Stag Place LondonSW1E 5DS (the “Landlord”);

(2)	ICON CLINICAL RESEARCH (UK) LIMITED (Company Number 02541764) whose registered office is at Kings Court, the Broadway, Winchester, Hampshire, SO23 9BE (the “Tenant”);

(3)	ICON PLC (Company Number145835) whose registered office is at South County Business Park, Leopardstown, Dublin 18, Ireland (the “Guarantor”).

Whereas

1
This Lease Is SUPPLEMENTAL to a lease (the Principal Lease) dated       2001 made between the Landlord (1) the Tenant (2)and the Guarantor (3) whereby all those premises more particularly described in the Lease Particulars to the Principal Lease were demised by the Landlord to the Tenant for a term of years commencing     day of 2001 and expiring on    day of 2017 subject to the covenants restrictions and other matters therein contained;

2
The Landlord and the Tenant have agreed that the Landlord will grant to the Tenant a lease of lend adjoining the south-western boundary of the premises demised by. the Principal Lease (the Premises) on the terms contained in the Principal Lease save as expressly varied herein.

Now This Deed Witnesses as follows:- .

1
The Landlord HEREBY DEMISES to the Tenant ALL THOSE premises more particularly described in the First Schedule to this Lease (the Additional Premises) TOGETHER WITH the rights set out in Part 1 of the First Schedule to the Principal Lease and In Part I of the Second Schedule to this Lease but EXCEPT AND RESERVING unto the Landlord and the Management Company as referred to in the Part II of the First Schedule to the Principal Lease and EXCEPT AND RESERVING as mentioned in Part II of the Second Schedule to this Lease TO HOLD the same SUBJECT to and with the benefit of the matters to which the Premises were expressed to be subject to in the Principal Lease so far as they relate to or apply to the Additional Premises AND SUBJECT to all other rights easements quasi-easements and privileges to which the Additional Premises are or may be subject UNTO the Tenant from the date hereof for the residue of the term of years granted by the Principal Lease YIELDING AND PAYING the rent of a peppercorn it demanded and SUBJECT to the provisions covenants and conditions contained in the Principal Lease (including for the avoidance of doubt the proviso for re-entry) as amended by Clauses 1 and 2 of this Lease as though the same were set out herein mutatis mutandis and so that:

1.1
the rents reserved by the Principal Lease shall henceforth be payable and issue out of the Premises end the Additional Premises together and the covenants conditions and other provisions contained in the Principal Lease shall apply in full force and effect to the Premises and the Additional Premises together as they originally applied to the Premises and

1.2	every reference in the Principal Lease to the Premises shall henceforth be read and construed as a reference to the Premises and the Additional Premises together

1.3

1.3.1
The right to re-enter conferred by the proviso for re-entry contained in the Principal Lease shall be exercisable by the Landlord on any failure by the Tenant to observe and perform any of its obligations under this Lease as well as in the circumstances provided for in the Principal Lease.

1.3.2
For the avoidance of doubt if there is any of the events in Clause 8.1 of the Principal Lease occur then the Landlord shall be entitled to enter the Additional Premises and forfeit this Lease in the same way as if there were a breach of any of the Tenant’s covenants in relation to the Additional Premises under this Lease.

AND the Principal Lease Is hereby varied to give effect to this Clause 1.3

2	The Tenant HEREBY COVENANTS with the Landlord:

2.1	to pay the rents reserved by the Principal Lease and any Value Added Tax thereon where appropriate on the days and in the manner provided in the Principal Lease;

2.2
without prejudice to the provisions as to alienation contained in the Principal Lease not to assign or underlet the Additional Premises separately from the Premises and only in accordance with the provisions of Clause 4.16 of the Principal Lease; and

2.3
to observe and perform the agreements covenants and stipulations contained or referred to in the documents referred to in Part III of the Principal Lease so far as any of the same are still subsisting and capable of taking effect and relate to the Additional Premises and to keep the Landlord indemnified against all actions proceedings costs and claims and demands in any way relating thereto.

2.4	The Tenant HEREBY COVENANTS with the Landlord to perform the covenants set out in Clause 4 of the Principal Lease insofar as they relate to the Additional Premises.

3
The Landlord and the Tenant HEREBY COVENANT throughout the Term that they will respectively perform and observe the several covenants provisos and stipulations contained in the Principal Lease as amended by Clauses 1 and 2 of this Lease as if the same covenants provisos end stipulations had been herein repeated in full with such amendments only as are necessary to make them applicable to this demise.

4	The Guarantor HEREBY COVENANTS with the Landlord to observe and perform the covenants set out in the Third Schedule to the Principal Lease insofar as they relate to the Additional Premises.

In Witness whereof this document has been executed as a Deed the day and year first before written.

The First Schedule
(Particulars of the Additional Premises)

All that land at Globeside Business Park Marlow Buckinghamshire being part of the land registered at HM Land Registry under Title Number BM244464 and which is more particularly delineated and shaded yellow on the plan annexed hereto.

[Landlord to confirm extent of demise]

The Second Schedule
(Exceptions and Reservation out of the demise)

Part I Easements and Other Rights Granted

There are granted to the Tenant (in common with others authorised by the Landlord):

1	The right to use the Access Road and the Estate Common Areas (both as defined in the Principal Lease) for access to and from the Additional Premises;

Part II Exceptions and Reservations

There are excepted and reserved to the Landlord and the Management Company (as defined In the Principal Lease) (and all others having like rights or authorised by them):

2
Free and uninterrupted use of all existing and future Conduits which are in the Additional Premises end serve the Estate or the Adjoining Property together with the right on reasonable prior written notice at all reasonable times (except In cases of emergency where no notice is required and works may be carried out any time) to lay install maintain reroute and connect into any additional or replacement Conduits in under or over the Additional Premises to serve the Additional Premises the Estate or adjoining Property;